SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AMES NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)
____________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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March 18, 2011

Dear Shareholder:

You are invited to attend the 2011 Annual Meeting of Shareholders of Ames National Corporation to be held Wednesday, April 27, 2011, at Reiman Gardens, 1407 University Boulevard, Ames, Iowa.  Registration begins at 4:00 p.m., with the Annual Meeting to commence at 4:30 p.m. Enclosed are the Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and 2010 Annual Report to Shareholders.

The Board of Directors of the Company presently consists of eleven directors, four of whose terms of service will expire at the Annual Meeting.  The four directors whose terms are expiring have been nominated by the Board of Directors to stand for re-election to a three-year term.   You will also be asked to vote on the ratification of the appointment of Clifton Gunderson LLP as the Company’s independent registered public accounting firm for 2011, several matters related to the compensation of the Company’s executive officers and a shareholder proposal regarding the process for electing the Company’s directors.

The Annual Meeting will also provide management with the opportunity to report on the operations and activities of the Company and will give shareholders time to ask questions.

Your vote is important regardless of the number of shares you own.  Whether or not you plan to attend the Annual Meeting, the Board of Directors encourages you to mark, sign, date and return your Proxy Card as soon as possible in the enclosed postage-paid envelope.  If you prefer, you can submit your proxy via the Internet by following the instructions on the Proxy Card.  Returning the Proxy Card or submitting your proxy via the Internet will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the Boards of Directors, officers and staff of Ames National Corporation, Boone Bank & Trust Co., First National Bank, Randall-Story State Bank, State Bank & Trust Co. and United Bank & Trust NA, we thank you for your continued support and look forward to visiting with you at the Annual Meeting.

Sincerely,

/s/ Marvin J. Walter
Marvin J. Walter
Chairman

5th & Burnett • PO Box 846 • Ames, IA 50010
Tel 515.232.6251 • Fax 515.663.3033

AMES NATIONAL CORPORATION
405 Fifth Street
Ames, Iowa 50010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 27, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the “Company”), will be held on Wednesday, April 27, 2011, at 4:30 p.m., local time, at Reiman Gardens, 1407 University Boulevard, Ames, Iowa, and at any adjournment or postponement thereof (the “Meeting”), for the following purposes:

1.	To elect four members of the Board of Directors.

2.	To ratify the appointment of Clifton Gunderson LLP as the Company’s independent registered public accounting firm for 2011.

3.	To hold an advisory vote to approve the compensation of the Company’s named executive officers for 2010, as disclosed in this Proxy Statement.

4.	To hold an advisory vote on the frequency of future shareholder advisory votes for approval of executive compensation.

5.
To act on a shareholder proposal, if properly presented at the Meeting, requesting the Board of Directors to initiate the process required to provide for the election of all the Company’s directors on an annual basis.

6.	To consider such other business as may properly be brought before the Meeting.

The Board of Directors has set the close of business on March 16, 2011, as the record date for the determination of those shareholders entitled to notice of and to vote at the Meeting.  Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

Important Notice Regarding Availability of
Proxy Materials for the Meeting to be held on April 27, 2011

Under rules issued by the Securities and Exchange Commission, the Company is providing access to the proxy materials for the Meeting both by sending you this full set of proxy materials, including the proxy card, and by notifying you of the availability of the proxy materials on the Company’s website on the Internet.  The Proxy Statement and the Annual Report to Shareholders are available at www.amesnational.com.

TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE OR, IN THE ALTERNATIVE, SUBMIT YOUR PROXY VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD.  YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED AND, IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY REVOKE YOUR PROXY AND DO SO.

By Order of the Board of Directors

/s/ John P. Nelson
March 18, 2011	John P. Nelson
Ames, Iowa	Vice President and Secretary

AMES NATIONAL CORPORATION
405 Fifth Street
Ames, Iowa 50010

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 27, 2011

This Proxy Statement is furnished to the shareholders of Ames National Corporation, an Iowa corporation, (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders to be held Wednesday, April 27, 2011, at 4:30 p.m., local time, at Reiman Gardens, 1407 University Boulevard, Ames, Iowa, and at any adjournment or postponement thereof (the “Meeting”).  This Proxy Statement and the enclosed proxy card are first being sent to the shareholders of the Company entitled thereto on or about March 18, 2011.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why did I receive these materials from the Company?

The Board is soliciting your proxy to vote at the Meeting because you were a shareholder of record of the Company at the close of business on March 16, 2011, (the “Record Date”).  As a shareholder of record on the Record Date, you are entitled to vote at the Meeting.  You are invited to attend the Meeting and vote your shares on the proposals described in this Proxy Statement, including the election of directors to the Board.

What is included in these materials?

The materials sent to you by the Company include (i) this Proxy Statement containing information about the Meeting, (ii) the 2010 Annual Report to Shareholders, which includes the Company’s audited consolidated financial statements, and (iii) a proxy card which can be completed and returned to the Company by mail to vote your shares.  As described below, you may choose to submit your vote through the Internet instead of returning the proxy card by mail.

What information is contained in this Proxy Statement?

The information included in this Proxy Statement relates to the proposals to be voted on at the Meeting, the voting process, the compensation of directors and executive officers and certain other required information.

What am I being requested to vote on at the Meeting?

There are five proposals to be voted on at the Meeting:

•
Proposal 1 - To elect four directors to the Board for a three-year term.  The nominees are Betty A. Baudler Horras, Douglas C. Gustafson, DVM, Charles D. Jons, MD and Thomas H. Pohlman, each of whom is currently serving as a director of the Company and is standing for re-election to the Board.

•
Proposal 2 - To ratify the appointment of Clifton Gunderson LLP as the Company’s independent registered public accounting firm for 2011.  Clifton Gunderson LLP was appointed by the Audit Committee of the Board, and the Board is requesting that the shareholders ratify this selection.

•	Proposal 3 - To hold an advisory vote to approve the compensation of the Company’s named executive officers for 2010 as disclosed in this Proxy Statement.

•	Proposal 4 - To hold an advisory vote on whether future shareholder advisory votes for approval of executive compensation should be held every one, two or three years.

•
Proposal 5 - To act on a shareholder proposal, if properly presented at the Meeting, which requests the Board to initiate the process required to eliminate the current classified structure of the Board (under which approximately one-third of the directors are elected at each annual meeting for a term of three years), with the result that all of the Company’s directors would be elected on an annual basis.

What are my choices when voting?

Depending on the proposal, you have a choice when voting as follows:

•	Proposal 1 - With respect to the election of directors, your vote may be cast “FOR” one or more of the nominees or your vote may be “VOTE WITHHELD” with respect to one or more of the nominees.

•
Proposal 4 - With respect to the frequency of future shareholder advisory votes to approve executive compensation, you may select “1 YEAR,” “2 YEARS” or “3 YEARS,” or you may choose to “ABSTAIN” from voting on this proposal.

•	Proposals 2, 3 and 5 - With respect to each of the other proposals to be voted on, your vote may be cast “FOR” or “AGAINST” such proposal, or you may choose to “ABSTAIN” from voting on the proposal.

Does the Board have a recommendation for voting?

The Board unanimously recommends you vote your shares as follows:

•	Proposal 1 - “FOR” each of the persons nominated for election to the Board.

•	Proposal 2 - “FOR” ratification of the appointment of the Company’s independent registered public accounting firm.

•	Proposal 3 - “FOR” approval of the compensation of the Company’s named executive officers for 2010 as disclosed in this Proxy Statement.

•	Proposal 4 - “3 YEARS” as the frequency of future shareholder advisory votes to approve executive compensation.

•
Proposal 5 - “AGAINST” the shareholder proposal requesting the Board to initiate the process required to eliminate the classified structure of the Board and provide for the election of all the directors on an annual basis.

What is the quorum requirement for the Meeting?

A majority of the outstanding shares entitled to vote, present at the Meeting in person or represented by proxy, constitutes a quorum for the Meeting.  On the Record Date there were 9,432,915 shares of the Company’s common stock (the “Common Stock”) outstanding, all of which will be entitled to vote at the Meeting.  Shares represented at the Meeting which abstain from voting on any proposal will be counted toward determining the presence of a quorum.  Broker non-votes will also be counted toward determining the presence of a quorum (see “What is the effect of broker non-votes?” below).

What shares can I vote?

You are entitled to cast one vote for each share of Common Stock you owned on the Record Date.  These include shares held directly in your name as a shareholder of record and shares held for you as a beneficial owner through a stockbroker, bank or other nominee or in your account in the Company 401(k) Profit Sharing Plan.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many shareholders of the Company hold their shares through a stockbroker, bank or other nominee rather than directly in their own name.  As described below, there are some differences between shares held of record and shares beneficially owned when determining how to vote your shares at the Meeting.

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, you are considered to be the “shareholder of record” with respect to those shares, and these proxy materials are being sent to you directly by the Company.  As the shareholder of record, you have the right to vote in person at the Meeting or to grant your voting proxy directly to the persons named in the proxy card (who will vote your shares on your behalf at the Meeting).  You can vote your shares by proxy by completing and returning the proxy card included with these materials or by submitting your proxy via the Internet as described below under “How can I vote my shares without attending the Meeting?”.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your stockbroker, bank or nominee who is considered to be the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your stockbroker, bank or nominee on how to vote your shares at the Meeting.  As beneficial owner, you are also invited to attend the Meeting.  However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting.  Your stockbroker, bank or nominee has enclosed a voting instruction card for you to use in directing them how to vote your shares and you should complete and return that card as directed by your stockbroker, bank or nominee.

How can I vote my shares in person at the Meeting?

Shares held directly in your name as the shareholder of record may be voted by you in person at the Meeting.  Even if you plan to attend the Meeting, the Company recommends you vote your shares in advance, as described below so that your vote will be counted if you later decide not to attend the Meeting.  Shares held in “street name,” of which you are the beneficial owner, may be voted by you in person only if you obtain a signed proxy from the stockbroker, bank or nominee that is the shareholder of record giving you the right to vote the shares at the Meeting.

How can I vote my shares without attending the Meeting?

Shareholder of Record

If you are the shareholder of record with respect to your shares, you can vote your shares without attending the Meeting by submitting your proxy through either of the following methods:

•	By Mail – Complete, sign and date the proxy card and return it to the Company in the enclosed postage prepaid envelope.

•
By Internet – Follow the instructions on the proxy card to submit your proxy via the Internet.  The instructions require that you enter a unique voter control number (found on the proxy card) designed to verify that you have authorized the submission of your proxy via the Internet.  Submission of a proxy via the Internet authorizes the named proxies to vote your shares to the same extent as if you marked, signed and submitted a proxy card by mail.

If your proxy is submitted by mail or via the Internet (and your proxy is not later revoked), your shares will be voted in accordance with your instructions as indicated in the proxy.  If, however, you do not indicate the manner in which your shares should be voted in your proxy, your shares will be voted in accordance with the recommendations of the Board as set forth above under “Does the Board have a recommendation for voting?”.

Beneficial Owner

If you are the beneficial owner of your shares, you can vote your shares without attending the Meeting by following the directions contained in the voting instruction card sent to you by your stockbroker, bank or other nominee.  Typically, voting instruction cards allow you to direct the voting of your shares by returning the voter instruction card by mail or by submitting your directions via the Internet or by telephone.  Your stockbroker, bank or other nominee is required to vote your shares according to the directions you have given.

Can I revoke my proxy or change my vote?

Shareholder of Record

If you are the shareholder of record of your shares, you may revoke your proxy at any time prior to the vote at the Meeting.  Your proxy may be revoked through any of the following methods:

•
By sending a written revocation of your proxy to the attention of the Secretary of the Company at the Company’s principal executive office located at P.O. Box 846, 405 Fifth Street, Ames, IA  50010, Attn:  Secretary.

•	By submitting to the Company by mail a signed proxy card bearing a later date.

•	By submitting a new proxy via the Internet.

•
By attending the Meeting in person, requesting your proxy be withdrawn and voting your shares in person.  Attendance at the Meeting without voting in person, however, will not serve as a revocation of a proxy.

Beneficial Owner

If you are the beneficial owner of your shares, you may revoke or change your voting instructions prior to the Meeting.  To do so, you should contact your stockbroker, bank or other nominee who is the shareholder of record of your shares and obtain directions as to how you can revoke or change the voting instructions you have previously given.

What are the voting requirements for the proposals at the Meeting?

The vote required to approve each of the proposals to be acted on at the Meeting is set forth below for each proposal under the heading “PROPOSALS TO BE VOTED ON AT MEETING.”

What is the effect of “broker non-votes”?

If your broker holds your shares in its name and you have not provided voting instructions for your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on certain “routine” matters.  Of the matters to be voted on at the Meeting, only Proposal 2 (ratifying the appointment of the Company’s independent registered public accounting firm) is considered a routine matter.  The other proposals to be voted on the Meeting are considered “non-routine” matters, for which your broker does not have discretionary voting authority.  If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.”  Broker non-votes will be counted as present for the purpose of determining a quorum.  Proposals 1 (election of directors), 3 (approval of the compensation of the Company’s named executive officers), 4 (frequency of future shareholder votes to approve executive compensation) and 5 (shareholder proposal) are considered “non-routine” matters and, without your instruction, your broker cannot vote your shares on these proposals.  Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for purposes of determining the number of votes cast on these proposals and will not affect the outcome of these matters.

Who will count the votes?

The Board has appointed an inspector of election who will be responsible for tabulating the votes by proxy, counting the votes cast in person at the Meeting and announcing the results of voting at the Meeting.

Who will pay the expenses of soliciting proxies for the Meeting and how will proxies be solicited?

The Company will pay all expenses associated with soliciting proxies for the Meeting.  In addition to sending these proxy materials by mail, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile, personal contact or electronic means.  To assist the Company in limiting its expenses in connection with the Meeting, you are requested to promptly return a signed proxy card by mail or submit your proxy via the Internet, even if you plan to attend the Meeting.

How can I obtain directions to attend the Meeting?

The meeting will be held at Reiman Gardens in Ames, Iowa.  To obtain directions to this location, please contact Lori Hill at (515) 663-3059.

CORPORATE GOVERNANCE

Board of Directors

The Board consists of eleven directors elected on a staggered basis, with each director elected to a three-year term of service.  Each director (with the exception of Thomas H. Pohlman, the President and Chief Executive Officer of the Company) also serves on one or more of the three standing committees (Audit, Compensation and Nominating) established by the Board.  The following table lists each director currently serving on the Board, the director’s term of service and the committee(s) to which the director is currently appointed.

Name of Director	Term(1)	Audit Committee	Compensation Committee	Nominating Committee
Betty A. Baudler Horras	2011	X
Robert L. Cramer	2012	X
Steven D. Forth	2012			X
Douglas C. Gustafson, DVM	2011		X	X
Charles D. Jons, MD	2011		X	X
James R. Larson II	2012	X	X
Warren R. Madden	2012	X
Thomas H. Pohlman	2011
Larry A. Raymon	2013		X
Frederick C. Samuelson	2013			X
Marvin J. Walter	2013			X

Notes:

(1)	A director’s term of service expires at the annual meeting of shareholders to be held in the year indicated for each director.

Director Independence

The Common Stock is listed and traded on the NASDAQ Capital Market.  The corporate governance rules of the NASDAQ Capital Market require that a majority of the Board consist of directors who are "independent" of the Company.  The Board has determined each of the directors and nominees for director qualify as "independent" under the NASDAQ standards for determining independence, with the exception of Mr. Pohlman who does not qualify as an independent director given his employment relationship with the Company.

Meetings

The Board holds regular quarterly meetings and held four such meetings during 2010.  The Board also held one special meeting during 2010 and, in addition, held a meeting to focus on strategic planning issues.  During 2010, each director of the Company attended at least 75% of all meetings of the Board and meetings of committees to which such director was appointed.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee as standing committees of the Board.  Additional information is set forth below concerning each of the committees and the directors serving thereon.

Audit Committee

The Audit Committee is responsible for oversight of the Company’s auditing, accounting, financial reporting and internal control functions and for the appointment, compensation and oversight of the Company’s independent accountants.  Additionally, the Audit Committee is responsible for monitoring the quality of the Company’s accounting principles and financial reporting as well as the independence of the Company’s independent accountants. The Audit Committee is also required to preapprove any audit or permissible non-audit services to be provided by the independent accountants and to review and approve any transaction constituting a “related party transaction” under rules adopted by the Securities and Exchange Commission. The Board has adopted a written charter for the Audit Committee, a copy of which may be accessed on the Company’s website at www.amesnational.com.  A report of the Audit Committee appears in this Proxy Statement.  The Audit Committee currently consists of Mr. Madden, who acts as chair, Ms. Baudler Horras, Mr. Cramer and Mr. Larson, each of whom qualify as an independent director.  Mr. Madden has been designated by the Board to serve in the capacity as the “financial expert” for the Audit Committee.  The Audit Committee met on four occasions during 2010.

Compensation Committee

The Compensation Committee determines and makes recommendations to the Board on all elements of compensation for the executive officers of the Company and certain executive officers of the Company’s subsidiary banks (the “Banks”).  The Compensation Committee also assists the Board in establishing fees to be paid to the directors of the Company and in determining appropriate employee benefit programs to be provided to eligible employees of the Company and the Banks.  The Board has adopted a written charter for the Compensation Committee, a copy of which can be accessed on the Company’s website at www.amesnational.com.  A report of the Compensation Committee appears in this Proxy Statement.  The Compensation Committee currently consists of Mr. Larson, who acts as chair, Dr. Gustafson, Dr. Jons and Mr. Raymon, each of whom qualify as an independent director.  The Compensation Committee met on two occasions during 2010.

Nominating Committee

The Nominating Committee is responsible for evaluating and recommending to the Board the names of nominees for election as directors.  The Nominating Committee also reviews and recommends to the Board the desired characteristics of the composition of the Board, including the number of directors, age, experience and other appropriate attributes.  The Board has adopted a written charter for the Nominating Committee, a copy of which may be accessed on the Company’s website at www.amesnational.com.  The Nominating Committee currently consists of Dr. Gustafson, who acts as chair, Dr. Jons, Mr. Samuelson, Mr. Forth and Mr. Walter, each of whom qualify as an independent director.  The Nominating Committee met once during 2010.

Nominations for Directors

The Nominating Committee evaluates and recommends to the Board the names of nominees for election as directors.  The Nominating Committee will consider, as part of its nomination process, any nominee submitted by a shareholder of the Company, provided the shareholder has complied with the procedure set forth in the Company’s bylaws (the “Bylaws”) for the submission of nominees.  In order to submit the name of a nominee, a shareholder must provide written notice of such nominee, accompanied by other information concerning the nominee as specified in Section 3.1(c) of the Bylaws, to the Secretary of the Company no less than 120 days prior to the first anniversary of the date of the proxy statement distributed by the Company in connection with the prior year’s annual meeting of shareholders.  A nomination with respect to the election of directors at the annual meeting of shareholders to be held in 2012 would need to be submitted no later than November 18, 2011.  A copy of the relevant provisions of the Bylaws pertaining to nominations may be obtained by contacting the Secretary of the Company or by accessing the Bylaws on the Company’s website at www.amesnational.com.  A shareholder who has complied with the procedure for submitting the name of a nominee may nominate such individual at an annual meeting notwithstanding that such individual has not been nominated for election by the Board.

On an annual basis the Board compiles a list of candidates for submission to the Nominating Committee for its evaluation.  As noted above, the list of candidates will include any person nominated by a shareholder in compliance with the nomination procedures set forth in the Bylaws.  The Nominating Committee may also identify and evaluate any other person that may come to the attention of the Nominating Committee as a candidate for nomination.  The Nominating Committee evaluates each candidate utilizing the minimum qualifications specified in the Nominating Committee Charter and taking into account any other information deemed by the Nominating Committee to be relevant to the evaluation process.  The evaluation process for director and shareholder-nominated candidates is applied on a uniform basis.  The Nominating Committee may, to the extent it deems appropriate, contact other directors not serving on the Nominating Committee, directors and officers of the Banks and any shareholder nominating an individual, to ensure the necessary information is obtained to properly evaluate the desirability of each candidate.  Upon completion of the evaluation process, the Nominating Committee will make its recommendations to the Board based upon the desired composition of the Board, review of minimum qualifications, readily ascertainable strengths and weaknesses of each candidate and other information deemed by the Nominating Committee to be relevant.

The Nominating Committee Charter identifies the following minimum qualifications under which a candidate will be evaluated:  (i) the ability to understand financial affairs and complexities of business organizations; (ii) business experience and community involvement in the market areas in which the Banks conduct their business; (iii) although not required, the prior experience of a candidate as a director of one of the Banks; (iv) reputation for high moral and ethical business standards that will add to the stature of the Board; and (v) compliance with the requirements of the Company’s age limitation policies.  The age limitation policy provides that a newly-nominated director must be under age 60 (unless the nominee also serves as an executive officer of the Company or a Bank or as a director of a Bank) and that a current director will be eligible for re-election only if such director will not be more than 75 years of age at the end of the term for which the director would be re-elected.

The Board has not adopted a formal policy with respect to the consideration of diversity in identifying or selecting nominees for election as directors.  The Nominating Committee Charter does, however, include the concept of diversity as being a factor the Nominating Committee may wish to consider in making recommendations to the Board with respect to the composition of the Board, although no specific recommendation regarding diversity has been made.

With respect to the nominees for election as directors at the Meeting, Ms. Baudler Horras, Dr. Gustafson, Dr. Jons and Mr. Pohlman currently serve as directors of the Company and are standing for re-election.

Leadership Structure

During 2010, the leadership structure of the Company was divided between Thomas H. Pohlman, who served as President and Chief Executive Officer of the Company, and Daniel L. Krieger and Marvin J. Walter, both of whom served as Chairman of the Board of the Company during portions of 2010.  With the retirement of Mr. Krieger as a director of the Company in April of 2010, Mr. Walter, an independent director, was named the Chairman of the Board.  The Board believes the appointment of an independent director to serve in the capacity as Chairman of the Board is a sound corporate governance practice.

Risk Oversight

The Board has established, and actively monitors, various policies and practices designed to manage the risks inherent in the assets and liabilities of the Banks.  These policies and practices are administered under the Asset/Liability Management Policy adopted by the Board and applicable to each Bank.  The Asset/Liability Management Policy, together with the Loan Policy and the Investment Policy adopted by the Board, form the foundation of the asset/liability management function for each of the Banks.  These policies provide guidelines and boundaries for decision-making to manage risks associated with asset quality, liquidity, interest rate risk and capital adequacy.  The Board supervises compliance with these policies by reviewing a summary of the asset/liability reports of the Company on a periodic basis.  Additionally, quarterly reports prepared by each of the Banks are reviewed by the President of the Company and any significant concerns raised in those reports are promptly communicated to the Board for appropriate action.  The reporting process established under the Asset/Liability Management Policy is designed to keep the Board current and provide advance notice of any impending issues at the Bank level with respect to issues of asset quality, liquidity, interest rate risk or capital adequacy.  While the Board believes that the implementation and administration of the asset/liability management function is principally the responsibility of senior management of the Company and the Banks, the reporting process described above enables the Board to actively monitor the Company’s risk management.

Shareholder Communications

The Board has adopted a process whereby a shareholder may direct written communications to the Board.  A shareholder desiring to communicate with the Board may send a written communication addressed to the Board and directed, if by e-mail, to info@amesnational.com with Attention: “Board of Directors” in the subject line or, if sent by regular mail, addressed to Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attention: Board of Directors.  Upon receipt of a written communication from a shareholder addressed to the Board in a manner described above, the communication will be reviewed by the Chairman of the Company and the Chairman of the Audit Committee for purposes of determining whether the communication raises an issue of appropriate concern to the Board.  Communications raising issues of appropriate concern will be forwarded to each member of the Board for consideration by the Board as a whole.  All written communications directed to the Board and submitted in the manner prescribed by the process will, regardless of whether such communication is ultimately submitted to the Board, receive a written response from the Chairman of the Company.

Director Attendance at Annual Meetings

The Board has adopted a policy providing that each member of the Board shall use his or her reasonable efforts to attend each annual meeting of shareholders of the Company, giving appropriate consideration to the business and travel schedule of the director.  Each person who was serving as a director of the Company at the time of the annual meeting of shareholders in 2010 attended such meeting.

Director Compensation for 2010

Compensation paid to the directors of the Company is determined on an annual basis by the Board upon recommendation of the Compensation Committee.  Each year, the President of the Company develops a recommendation to the Compensation Committee with respect to fees to be paid to directors of the Company for attendance at meetings of the Board and of committees of the Board and fees to be paid to members of the boards of directors of the Banks for board and committee meetings.  The recommendation is provided to the Compensation Committee which, in turn, reviews and makes its recommendation to the Board with respect to director fees to be paid for the year.

The following table provides information concerning all compensation paid to each director during 2010 for services as a member of the Board and, to the extent applicable, for services as a member of the board of directors of one of the Banks.

Name	Fees Earned or Paid in Cash(1)($)

Betty A. Baudler Horras	$17,125
Robert L. Cramer	$13,155
Steven D. Forth	$11,430
Douglas C. Gustafson, DVM	$13,365
Charles D. Jons, MD	$16,775
Daniel L. Krieger(2)	$9,805
James R. Larson II	$16,545
Warren R. Madden	$15,490
Thomas H. Pohlman	None
Larry A. Raymon	$12,040
Frederick C. Samuelson	$12,745
Marvin J. Walter	$19,620

Note:

(1)
Consists of cash payments of director fees determined as follows:  (i) $1,100 for each regular and special meeting of the Board attended by a director during 2010; and (ii) $340 for members and $440 for the committee chair for each meeting of a committee of the Board attended by a director during 2010.  In addition, ten (10) directors also received cash payments of director fees for service as a member of the board of directors of one of the Banks determined as follows:  (i) fees ranging from $340 to $690 for Bank board meetings attended by a director during 2010; and (ii) fees ranging from $160 to $440 for meetings of Bank board committees attended by a director during 2010.  During 2010, each of the independent directors of the Company also received a fee of $1,100 for attending a meeting focused on strategic planning. During 2010, Mr. Walter was elected Chairman of the Board.  Each quarter he receives a retainer of $1,000 in addition to the regular fees paid to directors.  No other form of compensation was paid to any director during 2010.

(2)	Mr. Krieger’s term of service as a director expired at the 2010 annual meeting of shareholders.

PROPOSALS TO BE VOTED ON AT MEETING

Proposal 1 – Election of Directors

The Board of the Company consists of eleven directors, divided into two classes of four directors each and one class of three directors for the purpose of electing and defining the terms of service of such directors.  The terms of four directors will expire at the Meeting.  The Board has nominated the four directors whose terms are expiring at the Meeting to stand for re-election for a three-year term expiring at the annual meeting of shareholders to be held in 2014.

Each director elected at the Meeting will serve until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  The Board has no reason to believe that any nominee named in this Proxy Statement will be unable to serve as a director, if elected.  However, in case any nominee should become unavailable for election, the proxy will be voted for such substitute, if any, as the Board may designate.

Set forth below are the names of the four persons nominated by the Board for election as directors at the Meeting, along with certain other information concerning such persons.  All of the nominees are currently serving as directors of the Company and are standing for re-election to the Board.

Nominees for Three-Year Terms Expiring in 2014

Betty A. Baudler Horras Age 57
Ms. Baudler Horras has served as a director of the Company since 2000.  She is the President of Baudler Enterprises, Inc., dba Sign Pro, a sign and graphics business located in Ames, Iowa, and the former owner and General Manager of radio stations KASI and KCCQ located in Ames, Iowa, and KIKD located in Carroll, Iowa.  She has served on the board of directors of First National Bank since 1991.

Douglas C. Gustafson, DVM Age 68
Dr. Gustafson has served as a director of the Company since 1999.  He is a retired veterinarian and was formerly a partner in Boone Veterinary Hospital located in Boone, Iowa.  He has served on the board of directors of Boone Bank & Trust Co. since 1993.

Charles D. Jons, MD Age 70
Dr. Jons has served as a director of the Company since 1996.  He retired in 1999 after a 20 year medical practice with McFarland Clinic in Ames, Iowa.  He has served on the board of directors of First National Bank since 1991.

Thomas H. Pohlman Age 60
Mr. Pohlman has served as a director of the Company since 2007.  He has served as President and Chief Executive Officer of the Company since 2007.  From 2000 to 2008 he served as President of First National Bank.   He also currently serves as Chairman of the Board of First National Bank, State Bank and Trust Co., Boone Bank & Trust Co. and United Bank & Trust, N.A.

Board Recommendation

The Board unanimously recommends a vote “FOR” the election of each of the foregoing nominees to the Board.

Required Vote

The four nominees receiving the greatest number of votes “FOR” their election will be elected to the Board, regardless of whether any individual nominee receives votes from a majority of the votes cast at the Meeting.

Directors Continuing in Office

Set forth below is certain information with respect to directors of the Company who will continue to serve subsequent to the Meeting and who are not nominees for election at the Meeting.

Terms Expiring in 2012

Robert L. Cramer Age 70
Mr. Cramer has served as a director of the Company since 2003. He retired in 2006 after being employed as President of Fareway Stores, Inc., a privately owned company operating grocery stores in Iowa, Illinois, Minnesota and Nebraska.   He has served on the board of directors of Boone Bank & Trust Co. since 1999.

Steven D. Forth Age 60
Mr. Forth has served as a director of the Company since 2007.  He owns and operates a large row crop farm in western Story County, Iowa.  He has served on the board of directors of Randall-Story State Bank since 1999.

James R. Larson II Age 59
Mr. Larson has served as a director of the Company since 2000.  He is President of Larson Development Corporation, a real estate development and property management company located in Ames, Iowa.   Mr. Larson was elected to the Ames City Council in the fall of 2006.  He retired in 2004 from ACI Mechanical, Inc., a commercial and industrial mechanical contracting and engineering company of which he served as President.  He has served on the board of directors of First National Bank since 1994.

Warren R. Madden Age 71
Mr. Madden has served as a director of the Company since 2003.  He is employed as Vice President of Business and Finance at Iowa State University, a major land grant university located in Ames, Iowa, with an enrollment of over 28,000 students.  He has served on the board of directors of First National Bank since 2008.

Terms Expiring in 2013

Larry A. Raymon Age 67
Mr. Raymon has served as a director of the Company since 2007.  He is the owner and Chief Executive Officer of Raymon Enterprises, Inc., an air distribution equipment manufacturing business located in Albion, Iowa.  He has served on the board of directors of United Bank & Trust, N.A. since 2002.

Frederick C. Samuelson Age 67
Mr. Samuelson has served as a director of the Company since 2004. He has been employed since 1971 as the President and owner of James Michael & Associates, Inc., a general retail business located in Nevada, Iowa.  He also holds management and ownership positions in several other retail businesses with operations located in Iowa, Missouri and Wisconsin.  He has served on the board of directors of State Bank & Trust Co. since 1993.

Marvin J. Walter Age 70
Mr. Walter has served as a director of the Company since 1978 and was elected Chairman of the Board in 2010.  He is the President of Dayton Road Development Corporation, a real estate development business located in Ames, Iowa.  He has served on the board of directors of First National Bank since 1978.

None of the nominees or directors currently serves, or has served in the past five years, as a director of another company whose securities are registered under the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940.  There are no family relationships among the Company’s directors, nominees for director and executive officers.

Director Qualifications

Under rules adopted by the Securities and Exchange Commission, the Company is required to describe the experience and qualifications of those persons serving as directors or nominated for election as directors.  The Nominating Committee, which is charged with the responsibility of evaluating nominees for director, has historically sought individuals with prior experience in business, professional practice or government, a commitment to community involvement and, perhaps most importantly, prior service as a member of the board of directors of one of the Banks.  Experience gained through these pursuits is viewed by the Nominating Committee as a strong indication that individuals nominated for election as directors will possess the attributes for successful service as a member of the Board.

•
Messrs. Raymon, Samuelson, Gustafson, Walter, Cramer, Forth and Larson and Ms. Baudler Horras all have substantial business experience as the owner and/or principal executive officer of a small or medium-sized business enterprise through which they have obtained, to varying degrees, knowledge with respect to financial and accounting matters, operational matters, risk management issues, marketing issues and human resources issues.  Dr. Jons also has significant business experience, as he served in several management positions with his medical practice group, as well as serving on the boards of several national and state medical associations.  Mr. Madden possesses a high level of qualification with respect to financial and accounting matters based on his experience as the senior financial officer of Iowa State University.  Mr. Pohlman, whose career in the financial services industry has spanned 34 years, brings his knowledge and experience as a senior bank executive to the Board.

•
Each of the directors has demonstrated active involvement in the community in which he or she resides, all of which are included in the trade areas in which the Banks conduct their business operations.  This demonstrated commitment to community involvement is important to the Company as these directors are viewed as key links to clients and prospective clients, as well as furthering the reputation of the Banks in those communities.

•
With the exception of Mr. Madden, each of the directors served on the board of directors of one of the Banks prior to his or her election to the Board of the Company.  This prior experience is highly desired for members of the Board, as it enables the individual to become familiar with the Company’s practices and business philosophy, as well as the financial and operational aspects of a financial institution, before accepting a position on the Board of the Company.  Prior service on the board of a Bank has also enabled the Nominating Committee to assess the performance of the individual as a director of a Bank and to determine that such performance merits elevation to the Board of the Company.

Proposal 2 – Ratification of Appointment of Public Accounting Firm

The Audit Committee of the Board has appointed Clifton Gunderson LLP to serve as the Company’s independent registered public accounting firm to audit its consolidated financial statements for 2011.  During 2010, Clifton Gunderson LLP served as the Company’s independent registered public accounting firm and also provided certain tax and other non-audit services.  Although the Company is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so.  If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment.  Representatives of Clifton Gunderson LLP are expected to attend the Meeting, where they will be able to respond to questions and, if they desire, make a statement.

Board Recommendation

The Board unanimously recommends a vote “FOR” ratification of the appointment of Clifton Gunderson LLP as the Company’s independent registered public accounting firm for 2011.

Required Vote

The proposal to ratify the appointment of the Company’s independent registered public accounting firm will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal.  Shares which abstain from voting on this proposal will not be counted as votes cast and will not affect the outcome.

Proposal 3 – Advisory Vote on Compensation of Named Executive Officers

The Company is requesting shareholder approval, on an advisory basis, of the compensation of the Company’s named executive officers for 2010 as listed in the Summary Compensation Table (appearing on page 38 of this Proxy Statement).  The Board and the Compensation Committee have developed and administer an executive compensation program that is described more fully under the Compensation Discussion and Analysis section of this Proxy Statement, including the related compensation tables and narrative.  This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to the Company’s executive compensation program and the compensation paid to the named executive officers during 2010.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objective of the Company’s executive compensation program is to provide a fair and competitive compensation package that will enable the Company to compete for and retain talented executives who will enhance the Company’s ability to continue its history of steady growth and financial stability, thereby increasing shareholder value over the long-term.  The Board and the Compensation Committee believe that the executive compensation program promotes a performance-based culture and aligns the interests of the named executive officers with those of the shareholders by linking a substantial portion of their compensation to the Company’s performance.  The advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in aligning the executive compensation program with the interests of the Company and its shareholders and is consistent with the Board’s commitment to the observance of high standards of corporate governance.  The Company is accordingly requesting the vote of the shareholders on the following resolution:

RESOLVED, that the shareholders of Ames National Corporation approve, on an advisory basis, the compensation of its named executive officers for 2010 as disclosed in this Proxy Statement (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion contained in this Proxy Statement).

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decision by the Board; nor will it create or imply any additional fiduciary duty on the part of the Board.  The Board and the Compensation Committee value the opinions of the shareholders and will take into account the outcome of the advisory vote when considering future compensation arrangements for the named executive officers.

Board Recommendation

The Board unanimously recommends a vote “FOR” approval, on an advisory basis, of the compensation of the named executive officers for 2010 as disclosed in this Proxy Statement.

Required Vote

The “say on pay” proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes “AGAINST” the proposal.  Shares which abstain from voting on this proposal, as well as broker non-votes, will not be counted as votes cast and will not affect the outcome.

Proposal 4 – Advisory Vote on Frequency of Future Shareholder Advisory Votes on Executive Compensation

The Company is requesting shareholder approval, on an advisory basis, as to whether the Company should conduct a shareholder advisory vote on executive compensation at the annual meeting of shareholders to be held every year, every second year or every third year.  Shareholders may vote on the frequency with which the Company should conduct an advisory vote on executive compensation by selecting the vote to be held every year, every second year, every third year or by abstaining from voting on this proposal.

After careful consideration of the alternatives, the Board has determined that an advisory vote on executive compensation every three years, or a triennial vote, is the best approach for the Company based upon a number of considerations, including the following:

•
The Company’s executive compensation program is based on a “pay for performance” philosophy, with a significant portion of each named executive officer’s total compensation dependent on the Company’s results of operations for the year.  The Board believes that the compensation results for the named executive officers should be judged based on longer-term operating results of the Company, and not simply on an annual basis, and a triennial advisory vote is consistent with this view.

•
The executive compensation program has resulted in levels of compensation that are relatively modest in comparison to compensation paid by other public companies in the financial services industry and the Board believes that a triennial vote will provide the shareholders with a sufficient voice in the Company’s executive compensation practices.

•
A triennial vote gives the Board and the Compensation Committee sufficient time to thoughtfully respond to shareholder views as expressed through previous advisory votes and to implement any necessary changes to its executive compensation program.

•
The Board is available to engage with shareholders on matters of executive compensation in between the recommended triennial advisory votes.  As noted elsewhere in this Proxy Statement, shareholders may communicate directly with the Board, including on issues of executive compensation.

As an advisory vote, this proposal will not be binding on the Company and will not create or imply any additional fiduciary duty on the part of the Board.  The Board, however, values the opinions expressed by the shareholders through their vote on this proposal and will consider the outcome of the vote when making a determination as the frequency of future shareholder advisory votes for approval of executive compensation.

Board Recommendation

The Board unanimously recommends a vote of “THREE YEARS” with respect to the frequency of future shareholder advisory votes for approval of executive compensation.

Required Vote

The advisory vote regarding the frequency of future shareholder votes for approval of executive compensation will be determined by a plurality of the votes cast.  Shares which abstain from voting on this proposal, as well as broker non-votes, will not be counted as votes cast and will not affect the outcome.

Proposal 5 - Shareholder Proposal Requesting Annual Election of All Directors

Gerald R. Armstrong, who owns 2,000 shares of Common Stock, has given the Company notice that he intends to present the proposal set forth below at the Meeting.  The proposal will be voted on only if properly presented at the Meeting by Mr. Armstrong or his qualified representative.  In accordance with the rules of the Securities and Exchange Commission, the text of Mr. Armstrong’s resolution and supporting statement is printed verbatim from his submission and neither the Company nor the Board is responsible for the contents of those materials.  A box has been placed around the proposal and supporting statement provided by Mr. Armstrong so that those materials may be distinguished from the information provided below by the Board regarding the proposal.  Mr. Armstrong’s mailing address is 910 Sixteenth Street, No. 412, Denver, Colorado  80202-2917 and his telephone number is (303) 355-1199.

Text of Shareholder Proposal

RESOLUTION

That the shareholders of AMES NATIONAL CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually.  The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders.  Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually.  The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it.  In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

Arthur Levitt, former Chairman of The Securities and Exchange Commission said, “In my view, it’s best for the investor if the entire board is elected once a year.  Without annual election of each director, shareholders have far less control over who represents them.”

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Company Statement in Opposition to Shareholder Proposal

After careful consideration of the foregoing shareholder proposal, the Board has concluded that the best interest of the Company and its shareholders will be served by maintaining the current classified structure of the Board.  Under this structure, the Board is divided into three classes, with directors elected on a staggered basis to a three-year term of service.  Approximately one-third of the directors stand for election each year and the entire Board can be replaced in the course of three annual meetings.  The classified structure of the Board was adopted when the Company was originally organized in 1975.  In connection with its review of the shareholder proposal, the Board considered the history and purposes of the classified board structure and the arguments for and against this structure.  Following this analysis, the Board concluded that the continuity and quality of leadership that results from a classified board structure creates long-term shareholder value and is in the best interest of the Company and its shareholders.

The Board unanimously recommends a vote AGAINST this proposal and offers the following reasons in support of its opposition to the proposal.

Independence.  The Board believes that the three-year terms of office provided by the classified structure, rather than one-year terms, increases the independence of the outside directors by assuring them of a longer term of service.  With one-year terms, directors are less insulated from management or other groups who may have an agenda that is not aligned with the long-term interests of all shareholders.  Independence may also be enhanced when directors are not concerned about being re-nominated by the Company’s other directors each year.  The current classified board structure increases the ability of the directors to act independently and to focus on the long-term interests of the Company and its shareholders.

Accountability to Shareholders.  The proponent’s ascertation that the classified board structure diminishes a director’s accountability to the shareholders is unfounded.  Each director is required by law to uphold his or her fiduciary duties to the Company and its shareholders, regardless of the length of his or her term of service or the frequency of his or her standing for re-election.  Shareholders already have a meaningful opportunity at each annual meeting to communicate their views of the Board’s performance through the director election process.  It is the manner in which the directors fulfill their duties and responsibilities, not the frequency of their election, which results in effective corporate governance and the protection of shareholder interests.

Director Quality.  The classified board structure strengthens the ability of the Company to recruit high quality directors who are willing to make a significant commitment to the Company and its shareholders for the long term.  It is particularly important that directors make the commitment to serve for a three-year term given the time required to properly understand the Company’s operations, complex regulatory environment and competitive market.  Experienced directors who are knowledgeable about the Company’s business are better-positioned to make decisions that are in the best interests of the Company and its shareholders.  Given the current climate in which many qualified individuals are increasingly reluctant to serve on boards of public companies, the Company could be placed at a competitive disadvantage in recruiting qualified director candidates if their service on the Board could potentially be limited to a one-year period.

Continuity and Stability.  The classified board structure is designed to provide stability, enhance long-term planning and ensure that, at any given time, there are directors serving on the Board who are familiar with the Company, its operations and its strategic goals.  The classified board structure also provides flexibility by requiring the election of approximately one-third of the directors on an annual basis and a majority of the directors over a two-year period.  Experienced directors who are knowledgeable about the Company’s operations and highly-regulated industry are a valuable resource and are better positioned to make decisions that are in the best interests of the Company and its shareholders.  Staggered terms give the Company’s new directors an opportunity to gain knowledge about the Company’s business and affairs from its continuing directors.  If all directors were elected annually, the Board could be composed entirely of directors who are unfamiliar with the Company and its business.  This could jeopardize the Company’s long-term strategies and growth plans.  The Board believes the Company’s current classified board is prudent and necessary for the protection of all shareholders and leads to creation of long-term shareholder value.

Protection Against Unfair Takeover Practices.  The classified structure of the Board reduces the Company’s vulnerability to unfriendly or unsolicited takeover attempts that may not be in the best interests of the shareholders.  The classified structure encourages potential acquirers to initiate arms-length negotiations with the Board.  As only one-third of the directors are elected at any annual meeting of shareholders, at least two annual meetings would be required to replace a majority of the Board and to dismantle any shareholder protection measures that may be in place.  This gives the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals and to ultimately negotiate the best result for all shareholders.  Absent a classified board structure, a potential acquirer could unilaterally gain control of the Company by acquiring or obtaining voting control over a sufficient number of shares to replace the entire Board with its own nominees at a single annual meeting without paying fair value to the Company’s other shareholders.  The classified board structure does not prevent or preclude unsolicited takeover attempts, but it empowers the incumbent Board to negotiate terms to maximize the value of the transaction for all shareholders.  In considering any takeover effort or other significant development concerning the Company, the Board understands its duty to protect the interests of all shareholders.  The Board intends to discharge this duty to its utmost ability and would not utilize the various defensive tactics available to it to resist any action that the Board believes to be in the best interests of the Company and its shareholders.  The majority of the Board are independent, non-management directors who will always put the interests of the shareholders first.

Community Interest.  The Company is a holding company for five community banks.  Each of the directors resides in or near one of the communities served by one of the banks and all of the directors have deep roots as leaders in the communities in which they reside.  As such, the directors provide business development opportunities for the banks, as well assuring the observance of sound corporate governance principles.  Community involvement is generally considered to be an important factor in evaluating a candidate for director, based on the premise that individuals actively engaged in supporting their communities provide increased stature for the Company and the potential to expand customer relationships for the banks.  By maintaining a classified board, the Company balances from year to year the backgrounds and experience of its directors and the anticipated business contributions that the directors will make to the growth of the Company.

Corporate Governance.  The Board believes that certain statements in the proponent’s materials may give shareholders the erroneous impression that the Company trails behind other companies in matters of corporate governance.  This is simply not the case.  Rather, the Board is dedicated to operating in accordance with principles of sound corporate governance as illustrated by the following:

•
All of the directors qualify as “independent” directors under the NASDAQ corporate governance standards, with the exception of Mr. Pohlman, who is employed by the Company.  This exceeds the requirements of the NASDAQ corporate governance standards which mandate only that a majority of the directors be independent.

•
The positions of Chief Executive Officer and Chairman of the Board have been separated, with Mr. Walter, an independent director, serving as Chairman of the Board and Mr. Pohlman serving as Chief Executive Officer.  This is considered a best corporate practice and is beyond the requirements of the NASDAQ corporate governance standards.

•
The Company has adopted an “open” nomination process, whereby any shareholder may propose a candidate for director to the Nominating Committee by complying with the procedure set forth in the Bylaws.  Any candidate so proposed is evaluated by the Nominating Committee under the same standards as applicable to a candidate proposed by the Board or the current directors.

•
None of the Company’s executive officers is covered by an employment agreement providing for a guaranteed period of employment or any type of “golden parachute” payment in the event of a change of control of the Company.

•
The compensation of the executive officers is determined in accordance with a “pay for performance” philosophy, as a significant portion of each executive officer’s total compensation is dependent on the Company’s results of operations for the year.

Company Performance.  The proponent’s statement indicates that other companies have de-classified their boards of directors as a result of his efforts.  The Board has not verified the statement to be true.  In any event, the Board feels strongly that what may be appropriate for one company may not be appropriate for another.  This “one-size-fits-all” view does not take into account the differences among companies and their management or the differences among shareholder groups.  The Company, like many other publicly-traded corporations, has a diverse shareholder base with different shareholders focused on different performance metrics and goals.  All shareholders, however, must view the history and performance of a company and its record of providing shareholder value.  The Company has an excellent record of providing shareholder value, including during the recent turbulent economic conditions, and the Board and management have demonstrated accountability to the shareholders through the Company’s financial performance, including the following:

•
Despite the challenging economic conditions, the Company achieved record earnings in 2010, generating net income of $1.37 diluted earnings per share for the year (and eclipsing the previous record of $1.32 diluted earnings per share set in 2004 before the onset of the financial crisis).

•	The Company has continued its practice of paying quarterly dividends notwithstanding the difficult economic climate experienced by the financial services industry from 2008 through 2010.

•
The Company’s stock price has out-performed indexes of bank peer group stock performance for each of the last three years (as reflected in the stock performance graph appearing on page 35 of the Annual Report to Shareholders).

•
The Company’s performance as measured by its “return on assets” has exceeded peer group averages during each of the last three years for which peer group information is currently available (2008 through 2010).

•
The Company’s performance as measured by its “return on equity” has exceeded peer group averages during each of the last three years for which peer group information is currently available (2008 through 2010).

Board Recommendation

For all the foregoing reasons, the Board believes that the shareholder proposal is not in the best interests of the Company or its shareholders.  Therefore, the Board unanimously recommends a vote “AGAINST” the shareholder proposal.

Non-Binding Request

The shareholder proposal is only a request that the Board take the steps necessary to eliminate the classified board structure.  Approval of this proposal by the shareholders would not in itself effectuate the changes contemplated by the proposal and lead to the election of all directors on an annual basis.  Further action by the Board and the shareholders would be required to amend the Articles of Incorporation to implement this change.

Required Vote

To approve the shareholder proposal, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.  Shares which abstain from voting on this proposal, as well as broker non-votes, will not be counted as votes cast and will not affect the outcome.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

Directors and Named Executive Officers

The following table sets forth the shares of Common Stock beneficially owned as of February 28, 2011, by each director of the Company, by each executive officer of the Company or the Banks named in the Summary Compensation Table included herein (the “named executive officers”) and by all directors and executive officers (including the named executive officers) as a group.

Name	Shares Beneficially Owned (1)(2)	Percent of Total Shares Outstanding

Betty A. Baudler Horras	20,000	*
Scott T. Bauer(3)	712,276	7.55%
Robert L. Cramer(4)	16,155	*
Steven D. Forth(11)	2,520	*
Douglas C. Gustafson, DVM (5)	48,545	*
Charles D. Jons, MD (6)	27,225	*
James R. Larson II (7)	22,965	*
Warren R. Madden (8)	3,140	*
John P. Nelson (9)	2,439	*
Thomas H. Pohlman (10) (11)	720,355	7.64%
Jeffrey K. Putzier(10))(12)	4,016	*
Larry A. Raymon(13)	5,335	*
Frederick C. Samuelson(14)	14,486	*
Marvin J. Walter (15)	34,578	*
Terrill L. Wycoff (16)	86,978	*

Directors and Executive
Officers as a Group (17)	1,144,835	12.14%
____________________________________

Notes:

*	Indicates ownership of less than 1% of outstanding shares.

(1)
Shares "beneficially owned" includes, in addition to shares directly owned by the named individual, shares owned by or for the benefit of, among others, the spouse and/or minor children of the named individual and any other relative who has the same home as such individual, as well as other shares with respect to which the named individual has sole investment or voting power or shares investment or voting power.  Beneficial ownership may be disclaimed as to certain of the shares.

(2)	Except as otherwise indicated in the following notes, each named individual owns his or her shares directly and has sole investment and voting power with respect to such shares.

(3)
Includes 100 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power and  2,812 shares held by the Ames National Corporation 401(k) Plan (the “Company 401(k) Plan”) for the benefit of Mr. Bauer over which he has sole investment power in his personal capacity and shares over which Mr. Bauer has shared investment and/or voting power in his capacity as trust officer of First National Bank, which acts as trustee of the Company 401(k) Plan and for various trust clients, as follows:

Shares Held By:	Investment Power	Voting Power
Company 401(k) Plan	2,812 (sole)	137,424 (shared)
Various First National Bank Trust Clients	570,831 (shared)	570,831 (shared)
Total Shares	573,643	708,255

Mr. Bauer disclaims any pecuniary interest in shares reported in the preceding table, with the exception of 2,812 shares held by the Company 401(k) Plan for his benefit over which he has sole investment power in his personal capacity and shared voting power in his capacity as trust officer.  Beneficial ownership of shares over which Mr. Bauer has shared investment and/or voting power in his capacity as a trust officer have also been reported below under the holdings of Mr. Pohlman who also acts as a trust officer for First National Bank.

(4)	Includes 2,580 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power.

(5)	Includes 7,500 shares held in his spouse’s name over which he has shared investment and voting power.

(6)
Consists of shares held in the name of Charles D. Jons and Carolyn L. Jons, Trustees (and their successors) of the Charles and Carolyn Jons Trust u/t/a dated July 8, 1997, over which he has shared investment and voting power.

(7)
Includes 10,500 shares held in the name of James R. & Teresa B. Larson Revocable Trust dated November 28, 1990, James R. & Teresa B. Larson Trustees over which he has shared investment and voting power.

(8)
Includes 240 shares held in the name of the Warren R. Madden Revocable Trust dated December 10, 1996, Warren R. Madden and Beverly S. Madden, Trustees and 1,700 shares held in the name of the Warren R. Madden and Beverly S. Madden Revocable Trust dated December 10, 1996, Warren R. Madden and Beverly S. Madden, Trustees, over which he has shared investment and voting power.

(9)	Consists of 2,439 shares held by the Company 401(k) Plan for the benefit of Mr. Nelson over which Mr. Nelson has investment power but not voting power.

(10)	Consists of, or includes, shares held jointly with his spouse over whom he has shared investment and voting power.

(11)
Includes 1,535 shares held by the Company 401(k) Plan for the benefit of Mr. Pohlman over which Mr. Pohlman has sole investment power in his personal capacity and shares over which Mr. Pohlman has shared investment and/or voting power in his capacity as trust officer of First National Bank, which acts as trustee of the Company 401(k) Plan and for various trust clients, as follows:

Shares Held By:	Investment Power	Voting Power
Company 401(k) Plan	1,535 (sole)	137,424 (shared)
Various First National Bank Trust Clients	570,831 (shared)	570,831 (shared)
Total Shares	572,366	708,255

Mr. Pohlman disclaims any pecuniary interest in shares reported in the preceding table, with the exception of 1,535 shares held by the Company 401(k) Plan for his benefit over which he has sole investment power in his personal capacity and shared voting power in his capacity as trust officer.  Beneficial ownership of shares over which Mr. Pohlman has shared investment and/or voting power in his capacity as a trust officer have also been reported above under the holdings of Mr. Bauer who also acts as a trust officer for First National Bank.

(12)	Includes 4,125 shares held by the Company 401(k) Plan for the benefit of Mr. Putzier over which Mr. Putzier has investment power but not voting power.

(13)
Includes 1,300 shares held jointly with his spouse over whom he has shared investment and voting power, 3,000 shares held by Raymon Enterprises, Inc., over which he has shared investment and voting power, and 125 shares held in his spouse’s name over which he has shared investment and voting power.

(14)
Includes 4,125 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power and 500 shares in the Frederick and Viola Samuelson Revocable Trust dated November 30, 1994, Frederick C. Samuelson and Viola M. Samuelson, Trustees over which he has shared investment and voting power.

(15)
Consists of 19,890 shares held in the name of the Marvin J. Walter Revocable Trust dated January 12, 2005, Marvin J. Walter and Janice G. Walter, Trustees; 240 shares held in the name of the Janice G. Walter Revocable Trust dated January 12, 2005, Marvin J. Walter and Janice G. Walter, Trustees over which he has shared investment and voting power; and 14,448 shares held in the name of the W&G 401(k) Plan for the benefit of Marvin J. Walter, who serves as trustee and has sole investment and voting power over those shares.

(16)
Includes 14,108 shares held in his spouse’s name over which he has shared investment and voting power and 15,382 shares held by the Company 401(k) Plan for the benefit of Mr. Wycoff over which Mr. Wycoff has investment power but not voting power.

(17)
Includes, in addition to shares owned by the directors and named executive officers, a total of 22,895 shares owned by five other executive officers of the Company or the Banks for whom disclosure of individual share ownership is not required, including 8,479 shares held by the Company 401 (k) Plan for their benefit over which they have investment power but not voting power.  An additional 113,218 shares owned by a trust client of State Bank & Trust Co. are also included in this total, as one of the executive officers exercises shared investment and voting power in his capacity as trust officer of State Bank & Trust Co. which serves as trustee of the trust.

Other Beneficial Owners

The following table sets forth certain information on each person who is known to the Company to be the beneficial owner, as of February 28, 2011, of more than five percent of the Common Stock.
	Shares Beneficially	Percent of Total
Name and Address	Owned	Shares Outstanding

Paul Coover	631,000	6.69% (1)
55 Beach Dr
Quilcene, WA 98376-9681

Note:

(1)
Consists of 475,000 shares held in the name of The George Coover Estate and 156,000 shares held by the George Coover Adminstrative Trust u/t/a January 25, 2011.  Mr. Paul D. Coover serves as personal representative of the estate and as trustee of the George Coover Administrative Trust and, in such capacities, has sole voting and investment power over the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and the holders of more than ten percent of the Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Common Stock.  The Company believes that during 2010 its directors and executive officers complied with all Section 16(a) filing requirements, with the exception of Stephen C. McGill, an executive officer of one of the Banks, who was late in filing two Form 4 reports to disclose two purchases of shares.  In making the foregoing statements, the Company has relied upon an examination of the copies of Forms 3 and 4 provided to the Company and on the written representations of its directors and executive officers.  The Company, to its knowledge, does not have any holder of more than ten percent of the Common Stock.

The Company recently became aware that director Dr. Douglas C. Gustafson inadvertently failed to file: (i) two Form 4 reports to disclose two transactions in 2008 involving the purchase of shares; and (ii) one Form 5 report to disclose the 2008 transactions that were not disclosed through the filing of Form 4 reports.  A Form 4 report disclosing the 2008 transactions was recently filed by Dr. Gustafson.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes the material elements of the compensation program as established by the Board and the process followed in determining the compensation provided during 2010 to the executive officers identified in the Summary Compensation Table.  Those executive officers consist of Thomas H. Pohlman and John P. Nelson, who are employed by the Company (each, a "Company Executive"), Scott T. Bauer and Terrill L. Wycoff, who are employed by First National Bank, and Jeffrey K. Putzier, who is employed by Boone Bank & Trust Co. (each, a "Bank Executive" and, together with the Company Executives, the "Executive Officers").  Decisions regarding compensation of the Executive Officers are made by the Board upon recommendation of the Compensation Committee of the Board (the "Compensation Committee") and, in the case of the Bank Executives, upon the additional recommendation of the board of directors of the Bank by which a Bank Executive is employed.  The Company and the Banks have all adopted the same compensation program and follow the same process in setting the compensation of their respective Executive Officers.  Accordingly, the following description of the compensation program and process as followed by the Compensation Committee and the Board is equally applicable to compensation decisions made both for the Company Executives and the Bank Executives.

Objectives of Compensation Program

The executive compensation program is administered under the terms of the Management Incentive Compensation Plan (the "MIC Plan") which covers the Company's executive management team and the executive management team in place at each Bank.  The MIC Plan has been designed to provide a fair and competitive compensation package that will enable the Company to compete for and retain talented executives who will enhance the Company's ability to continue its history of steady growth and financial stability.  As the business activities of the Company are conducted entirely within the State of Iowa, the Board believes the level of compensation paid to the Executive Officers must be competitive within the Iowa banking industry and, more particularly, within a peer group of Iowa banking institutions that are similar in size and located in communities of similar populations as the Banks.  The MIC Plan also seeks to encourage superior performance through incentive compensation consisting of:  (i) the deferral of payment of a designated portion of each Executive Officer's salary until earned by performance ("deferred salary"); and (ii) the opportunity to earn additional incentive compensation based on performance ("performance awards").  Both deferred salary and performance awards are dependent upon actual performance, as compared to a performance target established for each Bank through use of an industry-accepted profitability ratio.  Bank Executives are eligible to earn deferred salary and receive performance awards based on the performance of the Bank by which each of them is employed, while the Company Executives are eligible to earn deferred salary and receive performance awards based on the performance of all the Banks, with each Bank being viewed on an individual basis for purposes of determining its performance.  This approach permits a Bank Executive, whose Bank performs favorably compared to its performance target, to receive incentive compensation even though the performance of another Bank may have fallen short of its target, thus resulting in a reduction in compensation for its management team.  The sub-standard performance of one or more of the Banks would, however, negatively impact the incentive compensation received by a Company Executive. This result follows from the Board's philosophy that a Bank Executive should receive incentive compensation based solely upon the performance of the Bank for which that Bank Executive is responsible, while the Company Executives, being responsible for the ultimate oversight and management of all the Banks, should receive incentive compensation based upon the performance of all of the Banks.

The executive compensation program as administered through the MIC Plan is designed to reward both individual performance and the collective performance of the executive management team of a Bank or the Company, as applicable.  The MIC Plan rewards individual performance primarily through the salary established for each Executive Officer, as the evaluation of individual performance is a significant factor taken into account in establishing salary.  The MIC Plan rewards collective performance through the deferred salary and performance award components of the program, both of which are dependent upon the efforts of the Executive Officer, working together with his management team, to achieve actual performance which compares favorably with the performance target for an individual Bank or, in the case of the Company Executives, the performance target for each of the Banks.

Components of the Compensation Program

The executive compensation program, as administered through the MIC Plan, consists of total salary (with total salary being divided between base salary and deferred salary) and performance awards.  Deferred salary and performance awards are considered to be forms of incentive compensation as they are dependent upon performance.  The components of the MIC Plan are described in greater detail as follows:

•	Base salary - This is the portion of total salary not contingent upon performance. Base salary is paid to the Executive Officer in equal bi-weekly installments.

•
Deferred salary - This is the portion of total salary that is contingent, in that it is "deferred" until earned through performance by a Bank in the case of a Bank Executive and performance by all the Banks in the case of a Company Executive.  The right to receive deferred salary is reviewed on a semi-annual basis (based on performance during the previous two calendar quarters) and, if earned, is paid on June 15 and December 15 of each year.  If the review indicates the performance target has been achieved for the semi-annual period, the Executive Officer will receive all of the deferred salary for which he was eligible during the period.  If, on the other hand, the review indicates the performance target was not satisfied, the amount of deferred salary to be paid will be reduced in accordance with a formula contained in the MIC Plan and could be forfeited entirely in the event actual performance trails targeted performance by an amount which results in an elimination of the deferred salary for the period.  Any deferred salary not earned during the particular semi-annual period for which it was established will be forfeited and not carried over to the following period.  The deferred salary component can, in essence, be viewed as placing a portion of total salary "at risk" in that the Executive Officer must work with his management team to achieve a level of performance that is adequate, based on the performance target, to earn all deferred salary for which he is eligible.

•
Performance awards - Performance awards are additional incentive compensation an Executive Officer is eligible to earn (over and above deferred salary) upon exceeding the performance target for a Bank in the case of a Bank Executive or, in the case of a Company Executive, exceeding the performance targets of one or more of the Banks.  The right to receive a performance award is also reviewed on a semi-annual basis (based on performance during the previous two calendar quarters) and, if earned, is paid on June 15 and December 15 of each year.  If the review determines actual performance has exceeded the performance target (which is established at the same level as used for purposes of determining entitlement to deferred salary), the Executive Officer will receive a performance award, the amount of which is calculated in accordance with a formula contained in the MIC Plan and is dependent upon the amount by which actual performance has exceeded targeted performance.  As with deferred salary, any performance award not earned during the particular semi-annual period for which it was established will be forfeited and not carried over to the following period.

There are two additional components of the Company’s compensation program, neither of which are encompassed within the scope of the MIC Plan and both of which provide for broad-based participation by eligible employees of the Company and the Banks, as follows:

•
The Ames National Corporation 401(k) Profit Sharing Plan (the “Company 401(k) Plan”) is a defined contribution plan in which participating employees (including the Executive Officers) are eligible to receive a matching employer contribution of up to 3% of total compensation (assuming an employee contribution up to that amount), plus an additional employer contribution of 3% of total compensation that is not dependent upon an employee contribution to the plan.

•
The “Bank Award” program is an incentive arrangement covering all Company and Bank employees eligible to participate in the Company 401(k) Plan (including the Executive Officers).  Under this program, participating employees are eligible to receive additional cash compensation based on the profitability of their employer (with profitability being determined in accordance with the formula contained in the MIC Plan, including the use of the same performance target).  The Bank Award program was initiated in 2010 and replaced the profit-sharing component of the Company 401(k) Plan, under which participating employees were eligible to receive a discretionary contribution to their plan accounts based on profitability of their employer (again based on the formula contained in the MIC Plan).  This change did not result in increased compensation for eligible employees (including the Executive Officers), as it simply shifted the form of this incentive compensation from contributions under the Company 401(k) Plan to additional cash compensation under the Bank Award program.

Compensation Policy

The Board's rationale in dividing executive compensation between base salary, deferred salary and performance awards as encompassed within the MIC Plan is that an Executive Officer should be assured of receiving a fair base salary that is reflective of the Executive Officer's individual performance, tenure and responsibilities within the organization, while at the same time being eligible to receive incentive compensation in the form of deferred salary and performance awards contingent upon the ability of the Executive Officer, in working together with his management team, to achieve the applicable performance targets.  As described in greater detail below, eligibility to receive deferred salary is contingent upon satisfaction of performance targets which, in the judgment of the Board, represent an acceptable level of profitability for the particular Bank, based on historical earnings and industry profitability ratios.  In essence, the right to receive all deferred salary for which an Executive Officer is eligible in a given year is contingent upon the Bank achieving an acceptable level of profitability.  In contrast, eligibility to receive performance awards is conditioned upon achievement of profitability levels exceeding those levels determined by the Board to be acceptable for the particular Bank, thus entitling the Executive Officer to receive additional incentive compensation in the form of performance awards.  Taken together, deferred salary can be viewed as a reward for achieving acceptable performance (and, conversely, a penalty for failing to achieve acceptable performance), while performance awards can be viewed as a reward for achieving performance beyond what would be deemed to be acceptable for the particular Bank.  By structuring the compensation package in this manner, the Board believes an Executive Officer is provided with a powerful incentive to achieve results that are not only acceptable, thus earning deferred salary, but results that are better than expected, thus earning additional performance awards.

Compensation Process and Decisions

In determining compensation on an annual basis, the Board, based on recommendation of the Compensation Committee, must establish the parameters required under the terms of the MIC Plan to implement the three components of executive compensation discussed above.  These parameters consist of:  (i) performance criteria for each Bank which are used to determine entitlement to deferred salary and performance awards; (ii) an allocation percentage for each Executive Officer which is also used in determining entitlement to deferred salary and performance awards; and (iii) total salary for each Executive Officer which, as noted above, is divided between base salary and deferred salary.  The following is a description of the process by which these parameters are established and the manner in which the three components of compensation under the MIC Plan interact in determining compensation for the Executive Officers:

•
Performance criteria - Performance criteria are established by the Compensation Committee for each Bank to define the performance target (also known as the "earnings threshold"), as well as a performance "floor" and a performance "cap."  Each of these criteria is defined by reference to an appropriate "return on assets” ratio selected by the Compensation Committee.  The return on assets ratio is an industry-accepted measure of profitability for which substantial information is available (through the Federal Deposit Insurance Corporation (“FDIC”) in the form of Uniform Bank Performance Reports) to enable the Compensation Committee to evaluate the profitability of the Banks as compared to other financial institutions of similar size and characteristics.  The performance target is defined by selecting a specific return on assets target that the Compensation Committee views as representing an acceptable level of Bank profitability, such that the Executive Officer will receive all deferred salary to which he was entitled and, in addition, become eligible to receive performance awards based on the amount by which actual performance exceeds the performance target.  In establishing the performance target, the Compensation Committee reviews and relies primarily on historical earnings of the Bank and on national and state peer group return on asset ratios of financial institutions of similar size and characteristics as reported by the FDIC.  Although the MIC Plan provides that the Banks are generally expected to achieve profitability results above the peer group average, the MIC Plan does not include specific methodology for establishing the performance target (or the margin by which the target should exceed the peer group average) and, ultimately, selection of the appropriate target is a subjective decision of the Compensation Committee.  The MIC Plan also requires the Compensation Committee to establish a performance "floor" and a "cap," both of which are also expressed in terms of specific return on asset ratios.  Generally, the "floor" and the "cap" are established at equal intervals under and over the performance target selected for each Bank.  The "floor" represents a level of profitability sufficiently below the performance target that the Executive Officer should not be entitled to receive any portion of his deferred salary for the year.  The "cap," on the other hand, establishes an upper limit on the receipt of additional compensation in the form of performance awards in situations in which the level of Bank profitability has exceeded the performance target.

The Compensation Committee recommended, and the Board approved, the following performance criteria for the first and second semi-annual evaluation periods during 2010 (with such criteria being expressed in terms of designated “return on assets” earnings ratios):

	Floor	Target	Cap

First 6 Months of 2010	0.60%	1.00%	1.40%

Second 6 Months of 2010	0.60%	1.00%	1.40%

The 2010 performance criteria were consistent with the criteria in place for the second semi-annual evaluation period in 2009.  Previously, the Compensation Committee has established the “target” return on assets ratio for each Bank by starting with the peer group average and then adding an additional margin (of approximately 15 basis points).  During the financial crisis, however, the peer group averages steadily declined and, in 2009, the Compensation Committee determined that the historic approach used to establish the target (peer group average plus the margin) no longer yielded a level of profitability that, in its judgment, merited the award of additional compensation to the Executive Officers.  Consequently, the Compensation Committee, starting with the second semi-annual evaluation period for 2009, established the target return on assets ratio for each Bank without relying on the peer group average and simply chose a targeted return on assets ratio that was deemed to represent an acceptable level of profitability, recognizing the difficult economic conditions in which the Banks were operating.  The Compensation Committee continued this practice in establishing the targets for both semi-annual evaluation periods in 2010, as the peer group averages continued to trail the level of profitability deemed adequate by the Compensation Committee.  The effect of this practice has been to require the Company and the Banks to earn a higher level of profitability, relative to the financial performance of the peer group, in order for the Executive Officers to earn all their deferred salary and become eligible for performance awards under the MIC Plan.

Entitlement to deferred salary and performance awards in 2010 was determined by comparing the earnings of each Bank against the performance target.  The earnings of each Bank were based on net income of the Bank as determined in accordance with generally accepted accounting principles (“GAAP”), subject to the following adjustments:  (i) a deduction from net income for a management fee allocated to each Bank for management services provided by the Company, which allocation was generally based on the “average assets” of each Bank; and (ii) an addition to net income for the loan loss provision of each Bank (to reverse the effect of the loan loss provision deducted in calculating net income on a GAAP basis) and a deduction in the amount of the net charge-offs for the loan portfolio of each Bank.

•
Allocation percentage - An allocation percentage for each Executive Officer is determined by the Compensation Committee for purposes of dividing the "performance award pool" between the executive management team of each Bank and, in the case of the Company Executives, the "performance award pool" of the Company.  The performance award pool provides the source for payment of performance awards to an executive management team when the profitability of a Bank has exceeded its performance target, thus resulting in the right to receive performance awards.  The performance award pool is an amount equal to 10% of the amount by which the actual earnings exceed the performance target.  Each member of the management team is assigned an allocation percentage which, in turn, defines the portion of the performance award pool to which the executive will be entitled as a performance award.  Allocation percentages are generally determined on the basis of the level of responsibility within the Bank, with higher allocation percentages being awarded to the president of a Bank and lower allocation percentages being awarded to lower-level executive officers.  Allocation percentages may remain static over time, but may be altered as a result of additions or departures to or from the executive management team.

•
Total salary - Total salary (consisting of base salary and deferred salary) of an Executive Officer is established on an annual basis by the Board upon recommendation of the Compensation Committee.  In establishing total salary, the Compensation Committee reviews individual performance, Bank performance in the case of a Bank Executive and Company performance (including performance of all the Banks) in the case of a Company Executive (primarily in terms of profitability ratios) as compared to peer groups both on a national and state basis.  Also reviewed is a compensation survey prepared by the Iowa Bankers Association providing state-wide peer group compensation data by position for similarly-sized institutions and for institutions located in communities with similar populations.  No specific weight is accorded to the various factors considered, and the total salary established is ultimately a subjective decision of the Board based upon recommendation of the Compensation Committee.  The Compensation Committee does not maintain any policy or practice with respect to the level within the range of peer group salaries at which an Executive Officer will be compensated.  Although the allocation of total salary between base salary and deferred salary is accomplished through use of a formula outlined in the MIC Plan, the Compensation Committee takes the proposed allocation into account when establishing total salary.  Under the MIC Plan, deferred salary is determined according to a formula based on the average assets of the particular Bank (as calculated for the two quarters ended September 30 of the year prior to the year for which compensation is being determined).  The formula provides that deferred salary will be an amount equal to $250 for each $1 million of average assets of the Bank multiplied by the allocation percentage assigned to the Executive Officer.  By way of example, if the average assets of a Bank for the previous two quarters were $350 million and the Executive Officer's allocation percentage was 20%, the portion of that Executive Officer's total salary deferred would be equal to $250 x 350 x .20 or $17,500.

In establishing total salary for 2010, the Compensation Committee determined to maintain the base salaries paid to the Executive Officers at the same level as the base salaries in effect for 2009 (although, as noted below, the 2010 base salaries did increase slightly due to the re-structuring of the Company 401(k) Plan).  The decision to maintain base salaries at previous levels reflected a judgment by the Compensation Committee, based on a recommendation by management, that an increase was not appropriate in light of continuing efforts by the Company to control expenses and improve profitability in response to the challenging economic conditions that continued throughout 2009 and into 2010.  As part of the re-structuring of the Company 401(k) Plan, a portion of the automatic employer contribution (equal to 1% of base salary) was removed from the plan and shifted to base salary as additional cash compensation.  This change, which did not result in an overall increase in compensation levels, had the effect of slightly increasing the base salary of the Executive Officers for 2010.

Under the MIC Plan, the entitlement to deferred salary and performance awards are reviewed and determined on a semi-annual basis, with such review comparing the actual performance during the two prior calendar quarters against the performance target established under the MIC Plan.  The first semi-annual review occurs in May of each year and is based upon results for the fourth quarter of the previous year and the first quarter of the current year.  A second semi-annual review occurs in November of each year and is based on results during the second and third quarters of the current year.  If the review determines actual performance is below the target, the Executive Officer will receive only a portion of the deferred salary (or no deferred salary at all if actual performance is below the "floor") and no performance award.  The reduction in deferred salary is determined by multiplying the Executive Officer's assigned allocation percentage times 10% of the shortfall between the performance target and actual performance for the two quarters.  If the review determines actual performance has exceeded the target, the Executive Officer will receive all deferred salary to which he was eligible.  In addition, the Executive Officer will receive his allocation percentage of the performance award pool established under the MIC Plan, with such pool being an amount equal to 10% of the amount by which the actual performance exceeded the performance target for the two quarters, subject to the "cap" established by the Compensation Committee over and above which additional performance awards will not be earned.

The determination of whether an Executive Officer is entitled to deferred salary and performance award varies depends on whether the Executive Officer is a Bank Executive or a Company Executive.  For Bank Executives, deferred salary and performance awards are determined solely with respect to the actual performance of the Bank by which the Bank Executive is employed based on a comparison of actual performance to the performance target as described above.  In the case of a Company Executive, however, the performance of each Bank is analyzed on an individual basis and the Company Executive will earn or forfeit deferred salary and become entitled to additional performance awards based on a comparison of the actual performance of each Bank to its target performance.  Under this approach, a Company Executive could forfeit a portion of his deferred salary and earn no performance award with respect to the performance of one Bank, while earning all deferred salary and additional performance awards based on the performance of another Bank.

Participation in Company 401(k) Plan

Each Executive Officer also receives contributions to the Company 401(k) Plan. Under the Company 401(k) Plan, an Executive Officer, along with all other eligible employees of the Company and the Banks, may defer up to the IRS limit of total compensation on an annual basis and receive a matching contribution from the Company or applicable Bank in an amount of up to 3% of total compensation (subject to a cap of $245,000 on total compensation).  An additional contribution of 3% of total compensation (which is subject to the same cap but a different vesting schedule than the 3% matching contribution) is made by the Company or applicable Bank to the account of each Executive Officer, as well as to the accounts of all other eligible employees of the Company and the Banks.  All contributions are subject to certain ceilings established by applicable law.

Prior to 2010, the Company 401(k) Plan also included a component under which the applicable employer could make a discretionary contribution to the accounts of its participating employees based on profitability of the employer for the year.  The profitability calculation was generally based on the formula contained in the MIC Plan (including the target return on assets ratio).  Effective for 2010, the Board determined to restructure portions of the Company 401(k) Plan to:  (i) eliminate the profit-sharing component and shift the compensation previously available under this component to the Bank Awards program (described below); (ii) transfer a portion of the automatic plan contribution (in the amount of 1% of total salary) to the base salary of all eligible employees; and (iii) increase the amount of the matching employer contribution to 3% of total salary (from the previous level of 2% of total salary).  The restructuring of the Company 401(k) Plan did not result in increased levels of compensation to Company or Bank employees as the compensation was, in essence, shifted away from the Company 401(k) Plan to other forms of compensation.

Bank Awards Program

Commencing in 2010, the Board established the Bank Awards program, under which all employees eligible to participate in the Company’s 401(k) Plan also became eligible to receive Bank Awards based on the profitability of their employer.  Profitability under the program is determined based on the formula contained in the MIC Plan (including the target return on assets ratio).  Assuming the employer’s profitability meets or exceeds the performance target, the resulting award pool (which is determined by the greater of 10% of the profits in excess of the target ratio or 1.5% of MIC Plan earnings) is distributed as additional cash compensation and is allocated among eligible employees (including the Executive Officers) on a pro rata basis relative to total compensation.   As noted above, the Bank Awards program was intended to provide the same level of incentive compensation as previously available under the profit sharing component of the Company 401(k) Plan.

Compensation Committee Procedures for 2010

The Compensation Committee is authorized under its charter to review, determine and recommend to the Board the compensation to be paid to those members of the executive management teams of the Company and the Banks who are covered by the MIC Plan (including the Executive Officers).  In particular, the Compensation Committee is authorized to review, determine and recommend to the Board those members of the executive management teams that will be covered by the MIC Plan and the various parameters required under the terms of the MIC Plan to establish compensation for each covered executive, including performance criteria for each Bank (which are used to determine entitlement to deferred salary and performance awards), an allocation percentage for each covered executive and total salary for each covered executive (and the allocation thereof between base salary and deferred salary).  Apart from the involvement of certain executive officers in the compensation process for 2010 as described below, the Compensation Committee did not delegate its responsibilities to other persons. The Compensation Committee did, however, receive and review the recommendations of the boards of directors of the Banks with respect to members of the executive management teams of the Banks covered by the MIC Plan.  All decisions of the Compensation Committee were subject to ultimate approval by the Board.

Mr. Pohlman, in his capacity as President of the Company, had a significant role in the executive compensation process for each executive covered by the MIC Plan during 2010.  With respect to the executive management team of each Bank, Mr. Pohlman worked with the president of each Bank to formulate a recommendation for compensation of each member of the bank executive management team who was covered by the MIC Plan.  This recommendation was made to the compensation committee of the board of directors of each Bank by which the executives were employed.  The recommendation was reviewed by the Bank compensation committee and its recommendation was, in turn, forwarded to the board of directors of the Bank.  Mr. Pohlman or Mr. Nelson attended meetings of both the Bank compensation committee and the Bank board of directors and presented the recommendations and acted as a resource in addressing the manner in which the recommendations were developed.  With respect to members of the executive management team of the Company covered by the MIC Plan, Mr. Pohlman also made a recommendation to the Compensation Committee with respect to the various components of the compensation decisions for the executives.  The Compensation Committee then took the recommendations for the Bank Executives received from the board of directors of each Bank, and the recommendations for the Company Executives, and reached decisions with respect to the compensation for each Bank Executive and Company Executive.  Mr. Pohlman’s compensation was also determined by the Compensation Committee, although he was not involved in making any recommendation as to his own compensation.  Mr. Pohlman and Mr. Nelson were also involved in supervising the process by which the compensation materials, consisting of peer group compensation surveys, performance information for similarly-situated financial institutions and related materials were prepared for use by the compensation committee and board of directors of each Bank and by the Compensation Committee and Board in reviewing and approving all compensation decisions for members of the executive management teams covered by the MIC Plan.

Summary Compensation Table for 2010

The following table sets forth information concerning all forms of compensation paid to or earned by the following Executive Officers during 2010, 2009 and 2008:  (i) Thomas H. Pohlman, in his capacity as principal executive officer of the Company; (ii) John P. Nelson, in his capacity as principal financial officer of the Company; and (iv) Scott T. Bauer, Terrill L. Wycoff, and Jeffrey K. Putzier, in their capacities as the three most highly compensated executive officers other than the principal executive officer and principal financial officer.

			Non-Equity
			Incentive Plan	All Other
		Salary(1)	Compensation(2)	Compensation(3)	Total(4)
Name and Principal Position	Year	($)	($)	($)	($)

Thomas H. Pohlman	2010	$167,372	$105,169	$24,252	$296,793
President of the Company	2009	$165,000	$74,807	$23,669	$263,476
(Principal Executive Officer)	2008	$165,000	$56,417	$19,990	$241,407

John P. Nelson	2010	$102,083	$84,136	$18,648	$204,867
Vice President & Secretary of the Company	2009	$100,500	$59,844	$15,826	$176,170
(Principal Financial Officer)	2008	$100,500	$33,851	$12,120	$146,471

Scott T. Bauer	2010	$126,398	$67,140	$18,415	$211,953
President of First National Bank	2009	$124,800	$35,050	$13,933	$173,783
	2008	$124,800	$24,907	$12,448	$162,155

Terrill L. Wycoff	2010	$113,268	$53,719	$17,152	$184,139
Executive VP of First National Bank	2009	$147,840	$35,050	$15,941	$198,831
	2008	$147,840	$29,888	$14,779	$192,507

Jeffrey K. Putzier	2010	$131,330	$24,777	$14,722	$170,829
President of Boone Bank & Trust Co.	2009	$129,780	$25,227	$16,240	$171,247
	2008	$123,092	$17,865	$13,443	$154,400

Notes:

(1)	Amounts reported in this column represent the base salary paid to each Executive Officer during 2010, 2009 and 2008.

(2)
Amounts reported in this column represent the total amount of incentive compensation paid to each Executive Officer during 2010, 2009 and 2008, consisting of deferred salary and, if applicable, performance awards.  During 2010, Mr. Pohlman earned deferred salary of $47,842 and performance awards of $57,327 for total incentive compensation of $105,169; Mr. Nelson earned deferred salary of $38,274 and performance awards of $45,862 for total incentive compensation of $84,136; Mr. Bauer earned deferred salary of $33,660 and performance awards of $33,480 for total incentive compensation of $67,140; Mr. Wycoff earned deferred salary of $28,050 and performance awards of $25,669 for total incentive compensation of $53,719; and Mr. Putzier earned deferred salary of $10,896 and performance awards of $13,881 for total incentive compensation of $24,777.

(3)
Amounts reported in this column represent (i) employer contributions by the Bank, in the case of a Bank Executive, and by the Company, in the case of a Company Executive, to the Company 401(k) Plan in which each of the Executive Officers participated during 2010, 2009 and 2008; and (ii) cash awards under the Bank Awards Program in which each of the Executive Officers participated during 2010. During 2010, Mr. Pohlman received contributions to his 401(k) account of $14,700 and Bank Awards of $9,552; Mr. Nelson received contributions to his 401(k) account of $11,600 and Bank Awards of $7,048; During 2010, Mr. Bauer received contributions to his401(k) account of $11,997 and Bank Awards of $6,418; Mr. Wycoff received contributions to his 401(k) account of $10,423 and Bank Awards of $6,729; During 2010, Mr. Putzier received contributions to his 401(k) account of$9,669 and Bank Awards of $5,053.

(4)
Amounts reported in this column consist of total compensation paid to each Executive Officer during 2010, 2009 and 2008, calculated by adding the figures appearing in the Salary column, the Non-Equity Incentive Plan Compensation column and the All Other Compensation column for each Executive Officer.

Grants of Plan-Based Awards Table for 2010

The following table sets forth information concerning the incentive compensation potentially available to the Executive Officers under the MIC Plan during 2010 in the form of deferred salary and performance awards.  The notes following the table indicate the amounts of deferred salary and performance awards actually earned by each Executive Officer during 2010.

	Estimated Payouts Under Non-Equity Incentive Plan Awards
	Target (1)	Maximum (2)
Name	($)	($)

Thomas H. Pohlman	$47,842	$79,455
John P. Nelson	$38,274	$63,564
Scott T. Bauer	$33,660	$56,790
Terrill L. Wycoff	$28,050	$47,142
Jeffrey K. Putzier	$10,896	$16,958

Notes:

(1)
Amounts reported in this column represent the deferred salary available to each Executive Officer for 2010 based upon actual performance of the Bank by which a Bank Executive is employed or, in the case of a Company Executive, based on actual performance of each of the Banks.  A Bank Executive would earn all of the deferred salary reported in this column in the event the actual performance of the Bank by which he is employed met its performance target for 2010.  A Company Executive would earn all of the deferred salary reported in this column if the actual performance of each of the Banks met their respective performance targets for 2010.  In the event a Bank did not meet its performance target during 2010, the amount of deferred salary earned by the Executive Officer was reduced based on a formula contained in the MIC Plan.  For 2010, each of the Executive Officers earned all of the deferred salary available to them under the MIC Plan.

(2)
Amounts reported in this column represent the maximum amount of performance awards available to each Executive Officer for 2010 based on the actual performance of the Bank by which a Bank Executive is employed or, in the case of a Company Executive, based on the actual performance of each of the Banks.  This amount is in addition to the amount of deferred salary available to each Executive Officer as shown under the “Target” column of the table.  The amount of performance awards earned by each Executive Officer is determined by a formula contained in the MIC Plan that is primarily dependent upon the amount by which actual performance exceeds targeted performance for 2010, subject to a “cap” establishing a maximum award as reported in the table.  For 2010, Mr. Pohlman earned performance awards of $57,327; Mr. Nelson earned performance awards of $45,862; Mr. Bauer earned performance awards of $33,480; Mr. Wycoff earned performance awards of $25,669 and Mr. Putzier earned performance awards of $13,881.

Compensation Committee Report

The Compensation Committee has reviewed the disclosures contained in the Compensation Discussion and Analysis and has discussed those disclosures with management of the Company.  Based on its review and discussions with management, the Compensation Committee has recommended to the Board that the Compensation and Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission.

The undersigned members of the Compensation Committee have submitted this report.

James R. Larson II, Chair
Douglas C. Gustafson, DVM
Charles D. Jons, M.D.
Larry A. Raymon

Compensation Committee Interlocks and Insider Participation

There are no members of the Compensation Committee who were officers or employees of the Company or any of the Banks during 2010, who were previously officers or employees of the Company or the Banks, or who had any relationship otherwise requiring disclosure hereunder.

LOANS TO DIRECTORS AND EXECUTIVE OFFICERS
AND RELATED PARTY TRANSACTIONS

Certain directors, nominees for director and executive officers of the Company, their associates or members of their families, were customers of, and have had transactions with the Banks from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future.  All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.  In the opinion of management of the Company, such loan transactions do not involve more than the normal risk of collectability or present other unfavorable features.

The Audit Committee is responsible for reviewing and approving any transaction involving the Company or a Bank which constitutes a “related party transaction” under rules adopted by the Securities and Exchange Commission, except any loan made by any of the Banks in the ordinary course of business which would otherwise constitute a related party transaction is not subject to Audit Committee review if the loan is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-related parties and the loan otherwise meets the requirements of Regulation O of the Federal Reserve System.  Approval of a transaction constituting a related party transaction requires a determination by the Audit Committee that the transaction is “fair and reasonable” to the Company or the Bank involved in the transaction.  The requirement for review and approval of related party transactions is set forth in the Audit Committee Charter.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in carrying out its oversight responsibilities for the Company’s financial reporting process, audit process and internal controls.  The Audit Committee also reviews the audited financial statements and recommends to the Board whether the financial statements should be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.  The Audit Committee is comprised solely of independent directors.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2010, with management and Clifton Gunderson LLP, the Company’s independent registered public accounting firm.  The Audit Committee has also discussed with Clifton Gunderson LLP the matters required to be discussed by Statement of Auditing Standard 114.  The Audit Committee received and reviewed the written disclosures and the letter from Clifton Gunderson LLP required by the applicable standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Clifton Gunderson LLP its independence with respect to the Company.  Based on the review and discussions with management and Clifton Gunderson LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2010, to be filed with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report.

Warren R. Madden, Chair
Betty A. Baudler Horras
Robert L. Cramer
James R. Larson II

RELATIONSHIP WITH REGISTERED PUBLIC ACCOUNTING FIRM

Clifton Gunderson LLP, Certified Public Accountants, provided accounting and auditing services to the Company during the year ended December 31, 2010, and has been selected by the Audit Committee to provide accounting and auditing services to the Company for the year ending December 31, 2011.  A representative of Clifton Gunderson LLP is expected to be present at the Meeting.  This representative will have the opportunity to make a statement at the Meeting and is expected to be available to respond to appropriate questions from shareholders.

The following table presents principal accountant fees for services rendered by Clifton Gunderson LLP for the years ended December 31, 2010 and 2009.

	2010	2009

Audit Fees(1)	$144,800	$142,400
Audit-Related Fees(2)	14,500	15,500
Tax Fees (3)	28,650	30,076
Other Fees	0	0
Total	$187,950	$187,976
____________________________________

Notes:

(1)
Audit fees consist of fees for professional services provided for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial reports on Form 10-Q and the audit of the Company’s internal control over financial reporting.

(2)	Audit-related fees consist of fees for an audit of financial statements of the Company 401(k) Plan.

(3)	Tax fees consist of fees for tax consultation and tax compliance services for the Company and its employee benefit plans.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm and pre-approved all such services provided in 2010.  The non-audit services include audit-related services, tax services and other services.  The Audit Committee’s policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees.  In addition, the Audit Committee can be convened on a case-by-case basis to pre-approve any services not anticipated or services whose costs exceed the previously pre-approved amounts.

PROPOSALS BY SHAREHOLDERS

In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented as an item of business at the annual meeting of shareholders to be held in 2012, the proposal must be received at the Company’s principal executive offices no later than November 18, 2011.  Such proposals will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company’s proxy materials.  Any shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 shall be considered untimely under the Bylaws unless received at the Company’s principal executive offices no later than November 18, 2011, and unless such proposal contains the information required by the Bylaws.  Proposals should be submitted to the Company at its principal executive offices at P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attention:  Secretary.  A copy of the Bylaws may be obtained by contacting John P. Nelson, Vice President and Secretary, at the Company’s principal executive offices or by accessing the Company’s website at www.amesnational.com.

AVAILABILITY OF FORM 10-K REPORT

Copies of the Company’s Annual Report to the Securities and Exchange Commission (Form 10-K) including the financial statements and schedules thereto for the year ended December 31, 2010, will be mailed when available without charge (except for exhibits) to a holder of shares of the Common Stock upon written request directed to John P. Nelson, Vice President and Secretary, Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010.

OTHER MATTERS

Management of the Company knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, nor does management intend itself to present any other business.  If any other matters do properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment.  The persons named in the proxy will also have the power to vote for the adjournment of the Meeting from time to time.

A copy of the Annual Report to Shareholders for the year ended December 31, 2010, is mailed to shareholders together with this Proxy Statement.  Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

To reduce expenses, the Company, in some cases, is delivering only one copy of this Proxy Statement and the Annual Report to Shareholders to certain shareholders who share an address, unless otherwise requested by one or more of the shareholders at a particular address.  A separate proxy card for each shareholder is included in the voting materials.  A shareholder who has received only one set of voting materials may request separate copies of the voting materials at no additional cost by contacting the Company at (515) 232-6251 or by writing to Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attn: John P. Nelson, Vice President and Secretary.  A shareholder may also contact the Company at the above number or address in the event a shareholder desires to receive separate voting materials for future annual meetings or if shareholders who share an address desire to receive a single copy of voting materials in lieu of the multiple copies they are now receiving.

The Report of the Compensation Committee and the Report of the Audit Committee (including the reference to the independence of the Audit Committee members) contained herein are not being filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference in any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.

Ames National Corporation	COMMON

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the “Company”), will be held on Wednesday, April 27, 2011, at 4:30 p.m., local time, at Reiman Gardens, 1407 University Boulevard, Ames, Iowa, and any adjournment(s) or postponement(s) thereof (the “Annual Meeting”) for the following purposes: (i) to elect four (4) members of the Board of Directors of the Company; (ii) to ratify the appointment of Clifton Gunderson LLP as the Company’s independent registered public accounting firm; (iii) to vote on the approval of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; (iv) to vote on the frequency of holding future advisory votes on executive compensation; (v) to vote on a shareholder proposal requesting annual election of all directors; and (vi) to consider such other business as may properly be brought before the Annual Meeting. You are cordially invited to attend the Annual Meeting.

When a choice is indicated, the shares represented by this proxy will be voted or not voted as specified. If no choice is indicated, the shares represented by this proxy will be voted FOR the election of the nominees of the Board of Directors identified in the Proxy Statement, FOR Items 2 and 3, every THREE YEARS for Item 4, AGAINST Item 5 and in the discretion of the proxies on any other business properly brought before the Annual Meeting. All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Annual Report, Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting.

Annual Meeting Attendance
If you plan to personally attend the Annual Meeting of Shareholders, please check the box and list names of attendees. Please call Lori Hill at 515-663-3059 if you need directions on how to attend the Annual Meeting in person.

☐ I/We do plan to attend the 2011 Meeting. Please list the attendees on lines provided on the right.

DETACH PROXY CARD HERE	(continued on reverse side)

VOTER CONTROL NUMBER

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.
Visit our Internet voting site at www.ilstk.com, click on “Shareholder Services,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.

Please note that all votes cast by Internet must be completed and submitted prior to Monday, April 25, 2011 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card. Detach and return it in the envelope provided.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice and Proxy Statement and the Annual Report to
Shareholders are available at: www.amesnational.com.

	REVOCABLE PROXY Ames National Corporation	COMMON
Ames National
Corporation	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common stock of Ames National Corporation (the “Company”), hereby constitutes and appoints Robert L. Cramer, James R. Larson, II and Warren R. Madden, or any one or more of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned holder(s) to attend the Annual Meeting of Shareholders of the Company to be held on April 27, 2011, at Reiman Gardens, 1407 University Boulevard, Ames, Iowa, at 4:30 p.m., local time, and at any adjournment(s) or postponement(s) thereof, and to vote all of the common stock of the Company that the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) or postponement(s) thereof on each of the following  proposals, which are described in the accompanying Proxy Statement:

1.	The election of four (4) directors to serve for a term of		VOTE			VOTE
	three (3) years each.	FOR	WITHHELD		FOR	WITHHELD
	01 Betty A. Bauder Horras	☐	☐	03 Charles D. Jons	☐	☐
	02 Douglas C. Gustafson	☐	☐	04 Thomas H. Pohlman	☐	☐

The Board of Directors unanimously recommends a vote “FOR” the nominees for director listed above.

2.	To ratify the appointment of Clifton Gunderson LLP as the Company’s registered independent public accounting firm for 2011.
	☐ FOR ☐ AGAINST ☐ ABSTAIN	The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of such public accounting firm.

3.	To approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.
	☐ FOR ☐ AGAINST ☐ ABSTAIN	The Board of Directors unanimously recommends a vote “FOR” approval.

4.	To vote on the frequency of holding future advisory votes on executive compensation.
	☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN	The Board of Directors unanimously recommends a vote of “THREE YEARS”.

5.	To vote on a shareholder proposal requesting annual election of all directors.
	☐ FOR ☐ AGAINST ☐ ABSTAIN	The Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal.

6.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

SIGNATURE	DATE	SIGNATURE	DATE

Please sign exactly as your name appears on this card. If more than one name appears on this card, all persons so designated should sign. When signing as executor,  administrator, trustee, guardian, attorney or agent, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)

DETACH PROXY CARD HERE

ATTENTION SHAREHOLDERS
INTERNET VOTING

You can now submit your Proxy via the Internet and have your vote recorded.

• Why use the Internet
–	Internet Voting is timelier.
–	It saves the Company ever-rising costs of business reply postage.
–	You can change your vote by re-voting at any time.
–	It is simple and easy to use.

• Instructions for Internet Voting can be found on the reverse side.

• The Internet Voting Website is:
http://www.ilstk.com - click on “Shareholder Services” and select “Internet Voting”.